Exhibit 10.1
AMENDMENT TO
AMENDED AND RESTATED CRUDE OIL SUPPLY AGREEMENT
     THIS AMENDMENT TO AMENDED AND RESTATED CRUDE OIL SUPPLY AGREEMENT (this “Amendment”), dated as of September 26, 2008, is made between J. Aron & Company, a general partnership organized under the laws of New York (“Supplier”) and Coffeyville Resources Refining & Marketing, LLC, a limited liability company organized under the laws of Delaware (“Coffeyville”).
     Supplier and Coffeyville are parties to an Amended and Restated Crude Oil Supply Agreement dated as of December 31, 2007 (the “Supply Agreement”). Coffeyville and Supplier have agreed to amend certain terms and conditions of the Supply Agreement.
     Accordingly, the Parties hereto agree as follows:
     SECTION 1 Definitions; Interpretation.
          (a) Terms Defined in Supply Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein have the meanings assigned to them in the Supply Agreement.
          (b) Interpretation. The rules of interpretation set forth in Section 1.2 of the Supply Agreement apply to this Amendment and are incorporated herein by this reference.
     SECTION 2 Amendment to the Supply Agreement.
          (a) Amendment. As of the date of this Amendment, the Supply Agreement is amended by deleting the first sentence of Section 3.2 of the Supply Agreement and inserting the following in place thereof:
Unless either Party has delivered to the other a written notice of its election not to extend this Agreement pursuant to this Section on or before October 31 of the calendar year during the then current term, the Expiration Date will, without any further action, be automatically extended, effective as of the Expiration Date as then in effect, for an additional one year beyond the Expiration Date as then in effect (each such period, an “Extension Term;” and the final day of such Extension Term becoming the “Expiration Date”).
          (b) References Within Supply Agreement. Each reference in the Supply Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, are a reference to the Supply Agreement as amended by this Amendment.
     SECTION 3 Representations and Warranties. To induce the other Party to enter into this Amendment, each Party hereby (i) confirms and restates, as of the date hereof, the representations and warranties made by it in Article 16 or any other article or section of the Supply Agreement and (ii) represents and warrants that no Event of Default or Potential Event of Default with respect to it has occurred and is continuing.

     SECTION 4 Miscellaneous.
          (a) Supply Agreement Otherwise Not Affected. Except for the amendments pursuant hereto, the Supply Agreement remains unchanged. As amended pursuant hereto, the Supply Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith by either Party will not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future.
          (b) No Reliance. Each Party hereby acknowledges and confirms that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
          (c) Costs and Expenses. Each Party is responsible for any costs and expenses incurred by such Party in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.
          (d) Binding Effect. This Amendment will be binding upon, inure to the benefit of and be enforceable by Coffeyville, Supplier and their respective successors and assigns.
          (e) Governing Law. THIS AMENDMENT WILL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.
          (f) Amendments. This Amendment may not be modified, amended or otherwise altered except by written instrument executed by the Parties’ duly authorized representatives.
          (g) Effectiveness; Counterparts. This Amendment will become effective on the date first written above. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together constitute but one and the same agreement.
          (h) Interpretation. This Amendment is the result of negotiations between and have been reviewed by counsel to each of the Parties, and is the product of all Parties hereto. Accordingly, this Amendment will not be construed against either Party merely because of such Party’s involvement in the preparation hereof.

     The Parties hereto have duly executed this Amendment, as of the date first above written.

J. ARON & COMPANY
By:	/s/ Andre Eriksson
	Name:	Andre Eriksson
	Title:	Managing Director

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	CFO